UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

Boston Financial Qualified Housing Tax Credits L.P. IV
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-19765 (Commission File Number)	04-3044617 (IRS Employer Identification No.)
101 Arch Street Boston, Massachusetts 02110-1106 (Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (617) 439-3911

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 8.01.	OTHER EVENTS

As described in the Partnership's previous periodic reports, in February, 2007 various Boston Financial public funds (the "Funds"), including Boston Financial Qualified Housing Tax Credits L.P. IV (the "Partnership") reached an agreement with Park G.P., Inc., Bond Purchase, L.L.C. and various other entities related to David L. Johnson (the “Johnson Group”) and with Everest Housing Investors 2, LLC and various other Everest-related entities (the "Everest Group") to resolve all outstanding lawsuits, and these lawsuits were then dismissed.  The Johnson and Everest Groups also agreed to refrain from interfering in various ways with the conduct of the business of the Partnership and the business of Boston Financial Qualified Housing Tax Credits L.P. III (“QH3”).
Also as previously reported, beginning in November, 2007 the Johnson and Everest Groups filed new lawsuits against the Partnership and its general partners in various jurisdictions, as part of an effort to replace the existing general partners of the Partnership with parties related to the Johnson and Everest Groups, to prevent the Partnership from selling any of its assets without limited partner consent, and to interfere with specific arms length sales by the Partnership of certain of its assets.  The Partnership responded with its own lawsuits against the Johnson and Everest Groups to block these efforts and claiming damages.

Effective April 24, 2009, the Funds reached an agreement with the Johnson and Everest Groups to resolve these new lawsuits (the "Settlement Agreement").  The Settlement Agreement provides, among other things, that (a) the parties exchange mutual releases and covenant not to bring lawsuits against each other in the future, (b) the parties dismiss claims and counterclaims asserted in the various lawsuits without prejudice, and (c) the Johnson and Everest Groups agree not to take a variety of actions which could interfere with the conduct of the business of the Funds.  The Settlement Agreement also sets out a schedule for future cash distributions to the limited partners and for the eventual dissolution of the Partnership and QH3.  A copy of the Settlement Agreement is attached hereto as an exhibit.

In addition, effective April 24, 2009, the Partnership and QH3 entered into purchase agreements (the “Purchase Agreements”) with certain members of the Johnson and Everest Groups permitting them to purchase, subject to various conditions and at specified prices which the Partnership believes represent fair market value, certain interests held by the Partnership and by QH3 in Local Limited Partnerships.  The Settlement Agreement remains effective regardless of whether any of the Local Limited Partnership interests are purchased.

With respect to the Partnership, the Purchase Agreements provide for the purchase by affiliates of the Everest Group, for the total price of $1,850,000, of the Partnership's interests in:

Prince Street Towers, L.P., which owns a property in Lancaster, PA;
Sencit Towne House L.P., which owns a property in Shillington, PA; and
Allentown Towne House, L.P., which owns a property in Allentown, PA; and

the purchase by affiliates of the Johnson Group, for the total price of $3,300,000, of the Partnership's interests in:

Brookscrossing Apartments, L.P., which owns a property in Riverdale GA; and
Leawood Associates, L.P., which owns a property in Leawood, KS.

As of the date hereof, the Brookscrossing and Leawood partnership interests have been sold, and the sale of the other partnership interests is expected to close over the coming months.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1	Settlement Agreement dated April 24, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. IV (Registrant) By: Arch Street VIII, Inc., its Managing General Partner

Date: May 22, 2009	By: :	/s/ Michael H. Gladstone Michael H. Gladstone Vice President, Arch Street VIII, Inc.